Exhibit 22(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88462) pertaining to the CRIIMI MAE Management, Inc. Retirement Plan and in the Registration Statements (Form S-8 Nos. 333-73100 and 333-90410) pertaining to the CRIIMI MAE Inc. 2001 Stock Incentive Plan of our report dated March 26, 2003, with respect to the consolidated financial statements of CRIIMI MAE Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



Ernst & Young LLP
McLean, Virginia
March 26, 2003